SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): March 8, 2005

ASHFORD HOSPITALITY TRUST, INC.

(Exact name of registrant as specified in its charter)

MARYLAND (State of Incorporation)	001-31775 (Commission File Number)	86-1062192 (I.R.S. Employer Identification Number)

14185 Dallas Parkway, Suite 1100 Dallas, Texas (Address of principal executive offices)	75254 (Zip code)

Registrant’s telephone number, including area code: (972) 490-9600

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE: This Current Report on Form 8-K/A amends the Registrant’s Current Report on Form 8-K for the event dated March 8, 2005, filed March 14, 2005, to include additional information related to the Registrant’s Chief Accounting Officer.

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On March 8, 2005, the Compensation Committee of the Board of Directors for Ashford Hospitality Trust, Inc. (the “Company”) approved 2004 performance-based bonus payments to the Company’s executive management team as follows:

Montgomery J. Bennett, Chief Executive Officer	$531,250
Douglas A. Kessler, Chief Operating Officer	$300,000
David J. Kimichik, Chief Financial Officer	$234,000
David A. Brooks, Chief Legal Officer	$234,000
Mark L. Nunneley, Chief Accounting Officer	$90,000

In addition, on March 8, 2005, the Company’s Compensation Committee of the Board of Directors increased the annual base salary related to Mark L. Nunneley, the Company’s Chief Accounting Officer, from $150,000 to $165,000, effective March 12, 2005.

Also, in 2004, the Company’s Board of Directors formed a Special Committee solely comprised of independent directors to evaluate the Company’s pending acquisition of a 21-property hotel portfolio. The Special Committee retained independent advisors to review, evaluate, and negotiate the transaction, which the Special Committee unanimously approved. On March 8, 2005, the Compensation Committee of the Board of Directors for the Company approved a payment of $195,000 to the Special Committee related to their services, as follows:

W. D. Minami, Director and Chairman of the Special Committee	$60,000
W. Michael Murphy, Director	$45,000
Philip S. Payne, Director	$45,000
Charles P. Toppino, Director	$45,000

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 22, 2005

ASHFORD HOSPITALITY TRUST, INC.
By:	/s/ DAVID A. BROOKS
David A. Brooks
Chief Legal Officer